EXHIBIT 10.4
                          AGREEMENT TO PROVIDE SERVICES


This Agreement to Provide Services (the "Agreement"), is made and entered into effective this 8th day of July, 1997, by and between DESA International, Inc., 2701 Industrial Drive, P.O. Box 90004, Bowing Green, Kentucky 42102-9004, (hereafter referred to as "Company"), and The Hamilton Ryker Company, located at P.O. Box 1068, Martin, Tennessee 38237, (hereinafter referred to as "Supplier").

                                   WITNESSETH:

WHEREAS, Company desires to lease Supplier's employees to supplement its work force in the operation of its manufacturing process at its plant(s) located at:
Shelbyville and Manchester, Tennessee, (herein referred to as the "Plant"); and

WHEREAS, Supplier is ready, willing, and able to provide personnel in sufficient quantities to work in Company's manufacturing process at the Plant (herein referred to as "Services").

NOW, THEREFORE, in consideration of the above recitals, terms, and covenants of this Agreement, and other valuable consideration, the receipt of which is acknowledged, the parties agree to follows:

1. SERVICES. Supplier agrees to supply Company with Supplier's employees to provide Services at the Company's Plant in such quantities as may be deemed necessary by Company for its manufacturing process at the Plant. Supplier agrees to have a sufficient number of employees qualified and able to report for work at the Plant upon notice from Company that such Services are required. Supplier agrees that in the event it becomes unable for any reason to supply Company with a sufficient number of employees to satisfy Company's labor requirements or qualifications that it will contract with other similar leasing companies to supply Company with qualified workers in quantities required by Company. If Supplier contracts with other leasing companies to supply Services under this Agreement, such Services will be provided under the same terms and conditions set forth in this Agreement. Nothing in this Agreement shall be construed to limit Company's right to contract with third parties as may be necessary from time to time during the term of this Agreement to ensure that it has a sufficient number of workers for manufacturing purposes at its Plant.

2. SUPPLIER AS EMPLOYER (A) Both parties agree that the personnel provided to Company under and pursuant to this Agreement are employees of Supplier to the fullest extent allowed by applicable law. Supplier agrees that it has the sole legal responsibility for the prompt payment of all wages, unemployment compensation taxes, maintaining adequate workers' compensation insurance, the payment of all employment taxes including F.I.C.A. and Medicare taxes, the payment of all employee health and pension benefits, and the payment of any other fringe benefits provided to its employees. Supplier's employees shall not be entitled to, nor eligible for, and shall not participate in any of the Company's pension, health, or other fringe benefit plans is limited solely to the Company's employees. Supplier


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                                      -2-

agrees that at all times material to this Agreement it shall use due diligence to ensure that it is fully complying with all labor laws and laws regarding equal employment opportunities, whether Federal, state or local, including but not limited to, all immigration laws, the Occupational Safety and Health Act ("OSHA"), all wage and hour laws, collective bargaining obligations, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act ("FMLA"), and workers' compensation laws.

(B) Supplier's employees providing Services to Company's Plant shall remain employees of Supplier throughout their assignment at Company, and shall not be considered employees of Company. Company shall have no responsibilities associated with that of an employer as it relates to Supplier's employees. In order to carry out its obligations hereunder, Supplier shall designated one or more "on-site supervisors" from among the personnel assigned to the Plant. The on-site supervisors shall oversee administrative and managerial matters relating to Supplier's employees and shall be under the direct supervision of Supplier's management team. The on-site supervisor with cooperation from Company's management team shall determine the policies and procedures to be followed by Supplier's employees regarding the time and performance of their duties.

3. WORK ENVIRONMENT. Company shall take all reasonable steps to ensure that the work environment provided to Supplier's employees is in compliance with all applicable Federal, state and local law governing the workplace, but by so doing shall not be considered the employer of Supplier's employees who work at Company's Plant.

4. TRADE SECRETS. In Company's sole discretion, Supplier's employees may be required to enter into trade secrecy agreements with Company to protect Company's proprietary trade secrets, in a form acceptable to the Company. Company shall take reasonable steps to protect confidential information, cash on hand, and inventory; however, Supplier shall be liable to Company for Supplier's employee theft of Company property. Supplier may at its own expense bond Supplier's employees providing Services to Company.

5. QUANTITY OF SERVICE. Supplier agrees that Services are to be provided to Company on an as needed basis, based on the demand for Company's product.

6. LICENSES. In providing Services to Company, Supplier shall be responsible for the cost of any special licenses required by Supplier's employees to perform the Services.

7. COMPENSATION. Company agrees to pay Supplier in a timely manner for the Services rendered hereunder in accordance with the labor classification and hourly rate structure and pricing structure set forth on Exhibit "B", which may be revised from time to time by mutual written agreement of the parties. Exhibit "B" is attached hereto, and incorporated herein by reference to this Agreement.

8. DOCUMENTATION OF EARNINGS. Supplier's employees performing Services for Company pursuant to this Agreement shall be bound by the provisions of this Agreement. Company shall maintain, and furnish to Supplier, records reflecting actual hours worked by Supplier's employees at its Plant. Supplier shall be responsible for maintaining and verifying any earnings reported and paid to the Supplier's employees.



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                                      -3-

9. WORK INJURIES. Any Supplier employee sustaining any known work related to injury or occupational disease or illness shall report same immediately to Supplier. Supplier agrees to notify Company of any injury, occupational disease or illness reported by its employees within 24 hours from the time any such injury is reported by its employees assigned to the Plant. Supplier agrees to indemnify and hold Company harmless from any claim by Supplier's employees for workers' compensation benefits including the cost of defense, attorney's fees, penalties, fines, judgments, or awards of benefits.

10. INDEMNIFICATION. Supplier agrees to indemnify and hold Company, its officers, directors, agents, and employees harmless from and against all liabilities, penalties, fines, judgments and decrees, damages, losses, actions, or causes of action, costs, and expenses (including attorney's fees), caused, in whole or in part, by either of the following:

         A. Supplier's violation or non compliance with any Federal, state or local labor laws and laws regarding equal employment opportunities including, but not limited to the following: unemployment compensation, workers' compensation insurance, employment taxes including F.I.C.A. and Medicare taxes, immigration laws, OSHA, wage and hour laws, collective bargaining obligations, the Americans with Disabilities Act of 1990, the FMLA, any laws which prohibit discrimination on the basis of national origin, race, color, religion, age or sex, wrongful discharge laws, and health and pension benefits laws; or

         B. Supplier's employees' act or omissions resulting in personal injury, death, or property damage to:

                  (1) Themselves or their own property; (2) Other employees or the property of other employees; (3) Third persons or the property of third persons; or (4) The Company's property

11. INDEPENDENT CONTRACTOR. The status of Supplier is that of an independent contractor and not of an agent or employee of Company and as such, Supplier shall not have the right or power to enter into any contracts, agreement, or other commitments on behalf of Company.

12. INSURANCE. Supplier shall maintain in full force and effect the following insurance coverage, and provide Company with a "Certificate of Insurance" naming Company as Certificate Holder;

         A. Comprehensive general liability insurance in the minimum amount of $1,000,000 combined singled limit that will cover all losses Company's property, property of third parties, or personal injuries caused, in whole or in part, by Supplier's employees.

         B. Employer liability insurance in the minimum amount of $1,000,000.

         C. Workers' compensation insurance in accordance with the laws of all states in which Supplier's employees provide Services to Company.


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                                      -4-

         D. Automobile liability insurance related to the use of automobiles by Supplier's employees while on the job.

Each such policy shall be on an "occurrence" basis. However, if an "occurrence" policy is not available, Supplier shall maintain an equivalent "claims made" policy until the expiration of all statutes of limitation applicable to any claim that could arise under this Agreement by virtue of the acts or omissions of Supplier's employees. Company shall be named as an additional insured on all such policies of insurance. All such policies shall require the insurer to provide company with notice of impending cancellation, in the same manner as it si required to provide such notice to Supplier. If Supplier shall fail to pay premium when due, Company, in its sole discretion, may pay the same and Supplier shall reimburse Company for the full amount of such premium within five (5) business days after Company's payment. If reimbursement is not made within such period, Company may deduct the full amount from the payments Company is required to make to Supplier under paragraph 7 of this Agreement.

12. TERM. The term of this Agreement shall commence on the date the Agreement is signed by the second party to sign the Agreement, and shall continue until either party gives written notice to the other party of its intent to terminate the Agreement. This agreement may be terminated upon giving the following notices:


         A. By Company, at any time, upon thirty (30) days prior written notice; or

         B. By Supplier, at any time, upon sixty (60) days prior written notice.

13. NOTICES. Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail, if sent to the respective address of each party as set forth below:

         If to the Company:         DESA International, Inc.
                                    Attention: Scott Slater
                                    2701 Industrial Drive
                                    P.O. Box 90004
                                    Bowling Green, Kentucky 42102
                                    Facsimile Number: 502/745-7750

         If to the Supplier:        The Hamilton Ryker Company, Inc.
                              Att: Wayne McCreight
                                    947 E. Main Street
                                    P.O. 1068
                                    Martin, TN 38237
                                    Fax: 901-587-3195

14. ENTIRE AGREEMENT. This Agreement shall constitute the entire Agreement between the parties, and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.


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                                      -5-

15. CHOICE OF LAW. It is agreed that as to any controversy regarding the construction and performance of this Agreement between the parties such shall be construed according to the laws of the Commonwealth of Kentucky, with the Commonwealth of Kentucky being the venue of any litigation between the parties.

16. AMENDMENTS. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

17. WAIVER OF BREACH. The waiver of a breach of any provision of this Agreement by either party shall not operate or be construed as a waiver of any subsequent breach by either party. No waiver shall be valid unless it is in writing and signed by an authorized officer of the party granting the waiver.

18. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. MUTUAL NEGOTIATION. This Agreement, and the language contained herein have been arrived at by mutual negotiation of the parties, accordingly, no provision shall be construed against one party or in favor of another party merely by reason of draftsmanship.

21. ATTORNEY'S FEE. In any action to enforce any provision of this Agreement, the party seeking to enforce this Agreement shall be entitled to recover the costs and expenses of any such litigation, including reasonable attorney's fees, in addition to all rights and remedies of law.

22. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in the City of Bowling Green, Kentucky, in accordance with the then governing rules of the American Arbitration Association. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction.

23. SEVERABILITY. If any provision, paragraph, or subparagraph of this Agreement is adjusted by any court of law to be void or unenforceable, in whole or in part, such adjudication shall not be deemed to affect the validity of the remainder of the Agreement, including any other provision, paragraph, and subparagraph. Each provision, paragraph, and subparagraph of this Agreement is declared to be separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.


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                                      -6-


         IN TESTIMONY WHEREOF, the parties hereto have executed this Agreement on this day and date first above written:


DESA INTERNATIONAL, INC.              _____________________________________

BY:______________________             BY:_________________________________

TITLE:__________________              TITLE:______________________________




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                                   EXHIBIT "A"


Supplier's employees shall not be entitled to, nor eligible for, and shall not participate in any of the Company's pension, health, or other fringe benefit plans which are listed below. Such participation in Company's fringe benefit plans is limited solely to the Company's employees.



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                                   EXHIBIT "B"

Company agrees to pay Supplier in a timely manner for the Services rendered under the Agreement in accordance with the labor classification and hourly rate structure and pricing structure set forth below.


                        LEASED WORKER ACKNOWLEDGMENT FORM


              PLEASE READ THIS ACKNOWLEDGMENT FORM CAREFULLY BEFORE
                                 SIGNING BELOW.

This will confirm my understanding of my assignment as a leased worker at DESA International, Inc. ("DESA").

I understand that I am an employee of _______________________________ (the "Supplier') and not of DESA International, Inc. I further understand that this Supplier and not DESA will be responsible for paying may salary, withholding from my salary income, social security, Medicare, and unemployment taxes, and paying workers' compensation benefits on my behalf.

I also acknowledge and agree that as an employee of the Supplier, I am not eligible to participate in any of DESA's employee benefit programs listed below, nor will I be eligible to participate in these programs in the future unless I apply for, am offered, and accept employment with DESA in a class, category, or capacity that makes me eligible to participate in these programs.

I understand and agree that should I ever apply for and accept an offer of employment with DESA, I would become eligible to participate in DESA's employee benefit programs at the time, in accordance with the terms of each plan and DESA's policies and procedures.

                                EMPLOYEE BENEFITS

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Leased Supplier Employee's Signature                            Date


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Print Name of Leased Supplier Employee

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                  Witness                                       Date



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                                   EXHIBIT "A"

Supplier's employees shall not be entitled to, nor eligible for, and shall not participate in any of the Company's pension, health, or other fringe benefit plans is limited solely to the Company's employees.

                  Rate:  43% mark-up over hourly pay

Rate is effective through Marcy 31, 1998, except for cost increases for health insurance. If minimum wage and/or federal, state, or local taxes change or federal, state or locally mandated benefits should increase within this period, we reserve the right to adjust our bill rates accordingly with thirty (30) days written notice.

This agreement insures both training time agreement and a guarantee of 1.5 percent return of Hamilton-Ryker invoices for months with no OSHA recordable incidents. Payout for month with no recordable incidents will be sixty days after accident free month due to Tennessee Workers Compensation Law that states employee has thirty days to report incident.

Bill rate includes cost of on-site facilities manager. Bill rate includes cost of five (5) days risk management training annually.